Exhibit h.2

3,750,000 Shares

PIMCO DYNAMIC INCOME FUND

COMMON SHARES, PAR VALUE $0.00001 PER SHARE

UNDERWRITING AGREEMENT

October 5, 2020

1

October 5, 2020

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

PIMCO Dynamic Income Fund, a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts (commonly referred to as a Massachusetts business trust) (the “Fund”), is a diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for which you are acting as representative (the “Representative”), 3,750,000 of its common shares, par value $0.00001 per share (the “Firm Shares”). The Fund also proposes to issue and sell to the several Underwriters not more than an additional 562,500 of its common shares, par value $0.00001 per share (the “Additional Shares”) if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares, par value $0.00001 per share of the Fund to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”

Pacific Investment Management Company LLC (“PIMCO”) acts as the Fund’s investment manager pursuant to an Investment Management Agreement, dated as of September 5, 2014, between PIMCO and the Fund (the “Investment Management Agreement”).

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-227489), including a base prospectus and a statement of additional information incorporated by reference in the base prospectus, relating to the Shares and certain of the Fund’s other Common Shares. Such registration statement was declared effective by the Commission on November 6, 2019. The registration statement, as amended at the time post-effective amendment no. 1 thereto became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.” The Fund’s base prospectus (the “Base Prospectus”), together with the prospectus supplement, in the form first used to confirm sales of Shares, including the statement of additional information, incorporated therein by reference, under the Securities Act, is hereinafter referred to as the

“Prospectus.” If the Fund has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Investment Company Act and the Securities Act are hereinafter referred to collectively as the “Acts,” the Investment Advisers Act of 1940, as amended, is hereinafter referred to as the “Advisers Act” and the rules and regulations of the Commission under the Acts, the Advisers Act and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereinafter referred to collectively as the “Rules and Regulations.”

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 of the Securities Act, “Time of Sale Prospectus” means the Base Prospectus together with the preliminary prospectus dated October 5, 2020 (the “Preliminary Prospectus Supplement”), including the statement of additional information incorporated therein by reference, and the pricing information set forth on Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) of the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Preliminary Prospectus Supplement,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein, including the statement of additional information.

1.    Representations and Warranties of the Fund and PIMCO. The Fund and PIMCO, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)    The Fund meets the requirements for the use of Form N-2 under the Acts and is eligible to use General Instruction A.2 thereto to register the offering of the Shares. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are, to the knowledge of the Fund or PIMCO, pending before or threatened by the Commission. The Fund meets the requirements to use the shelf registration provisions of Rule 415(a)(1)(x) under the Securities Act as set forth in currently effective “no-action” letters of the staff of the Commission and is in compliance with such requirements. The Fund is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 of the Securities Act. Any free writing prospectus that the Fund is required to file pursuant to Rule 433(d) of the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Fund has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or that was prepared by or on behalf of or used or referred to by the Fund complies or will comply, as of the date of such filing, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representative before first use, the Fund has not prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any free writing prospectus.

(b)    (i) The Registration Statement, when post-effective amendment no. 1 thereto became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Acts and the applicable Rules and Regulations thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any broadly available road show or the Prospectus consisting of the Underwriter Information (as defined in Section 9(b)).

(c)    The Fund has been duly formed, is validly existing as an unincorporated voluntary association under and by virtue of the laws of The Commonwealth of Massachusetts (commonly referred to as a Massachusetts business trust), has the power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (x) would not have a material adverse effect on the Fund’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (y) would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or operations of the Fund, whether or not arising from transactions in the ordinary course of business (“Fund Material Adverse Effect”). The Fund has no subsidiaries other than PDILS I LLC, a Delaware limited liability company.

(d)    The Fund is registered with the Commission as a diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission. No person is serving or acting as an officer or trustee of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Advisers Act. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no trustee of the Fund is an “interested person” of the Fund or an “affiliated person” of any Underwriter (each as defined in the Investment Company Act).

(e)    This Agreement has been duly authorized, executed and delivered by the Fund.

(f)    None of (1) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under this Agreement, or (2) the issue and sale by the Fund of the Shares as contemplated by this Agreement contravenes or will contravene any provision of (i) applicable law, (ii) the Agreement and Declaration of Trust of the Fund, as amended or restated from time to time (the “Declaration”), and by-laws of the Fund, as amended or restated from time to time (the “By-Laws”), or (iii) any agreement or other instrument binding upon the Fund that is material to the Fund, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic, except in the case of (i) and (iii) above where such contravention (x) would not have a material adverse effect on the Fund’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (y) would not have a Fund Material Adverse Effect. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Fund of its obligations under this Agreement, the Fundamental Agreements (as defined below) or the Plan (as defined below), except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, the applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares, and except where the failure to obtain such consent, approval, authorization, order, permit or qualification (x) would not have a material adverse effect on the Fund’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (y) would not have a Fund Material Adverse Effect.

(g)    (y) The authorized capital stock of the Fund conforms in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus, and (z) the Declaration and the By-Laws, the Fundamental Agreements and the Plan conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)    The Declaration and the By-Laws, the Fundamental Agreements and the Plan comply in all material respects with all applicable provisions of the Investment Company Act, the Advisers Act and the applicable rules and regulations thereunder, and all approvals of such documents required under the Investment Company Act by the Fund’s shareholders and Board of Trustees have been obtained and are in full force and effect.

(i)    The Investment Management Agreement, the Custodian Agreement dated as of April 16, 2012, between State Street Bank and Trust Company and the Fund, as amended (the “Custodian Agreement”), the Transfer Agency and Registrar Services Agreement dated as of April 19, 2016, between American Stock Transfer & Trust Company, LLC and the Fund, as amended (the “Transfer Agency Agreement”), the Support Services Agreement dated as of April 4, 2012 between PIMCO Investments LLC (“PI”) and the Fund, as amended (the “PIMCO Support Services Agreement”), the Offering Expenses Agreement dated as of September 17, 2020, between PIMCO, the Fund and PI (the “Expense Reimbursement Agreement”), the Subscription Agreement dated as of April 13, 2012 between Allianz Asset Management of America L.P. and the Fund (the “Subscription Agreement”) (the Investment Management Agreement, the Custodian Agreement, the Transfer Agency Agreement, the PIMCO Support Services Agreement, the Expense Reimbursement Agreement and the Subscription Agreement being referred to herein each as a “Fundamental Agreement” and, collectively, the “Fundamental Agreements”), and the Terms and Conditions of the Dividend Reinvestment Plan (the “Plan”) are in full force and effect and neither the Fund nor any other party to any such agreement or plan is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder, except where such a default (x) would not have a material adverse effect on the Fund’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (y) would not have a Fund Material Adverse Effect. The Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, except where such a breach or default (x) would not have a material adverse effect on the Fund’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (y) would not have a Fund Material Adverse Effect.

(j)    The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and, except as described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus, non-assessable.

(k)    The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and, except as described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus, non-assessable. The issuance of the Shares will not be subject to any preemptive or similar rights.

(l)    The Shares and any Common Shares outstanding prior to the issuance of the Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. The Fund’s Registration Statement on Form 8-A under the Exchange Act is effective.

(m)    The Fund intends to direct the investment of the proceeds of the offering described in the Time of Sale Prospectus and the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and the Fund is eligible under Section 851(a) of the Code to qualify as a regulated investment company under Subchapter M of the Code.

(n)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Fund from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(o)    There are no legal or governmental proceedings pending or, to the knowledge of the Fund and PIMCO, threatened to which the Fund is a party or to which any of the properties of the Fund is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not have a Fund Material Adverse Effect or a material adverse effect on the power or ability of the Fund to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p)    The Fund has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a Fund Material Adverse Effect.

(q)    The Preliminary Prospectus Supplement filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Acts and the applicable Rules and Regulations.

(r)    The consolidated statements of assets and liabilities included in the Registration Statement, the Time of Sale Prospectus and/or the Prospectus, together with the related schedules and notes, present fairly the financial position of the Fund as of the respective dates indicated and said statements have been prepared in conformity with generally accepted accounting principles. PricewaterhouseCoopers LLP, whose report with respect to the Fund’s audited financial statements is incorporated by reference in the Registration Statement, the Time of Sale Prospectus and/or the Prospectus and who has certified such audited financial statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm with respect to the Fund as required by the Acts and the applicable Rules and Regulations.

(s)    There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Time of Sale Prospectus and the Prospectus, other than as described therein.

(t)    All advertisements authorized by the Fund for use in the offering of the Shares complied in all material respects and will comply in all material respects with the applicable requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of FINRA and there are no such advertisements other than (i) the free writing prospectus identified in Schedule II hereto and (ii) any communication that complies with Rule 134 of the Securities Act and advertisement that complies with Rule 135a of the Securities Act.

(u)    There are no contracts, agreements or understandings between the Fund and any person granting such person the right to require the Fund to file a registration statement under the Securities Act with respect to any securities of the Fund or to require the Fund to include such securities with the Shares registered pursuant to the Registration Statement.

(v)    The expense summary information set forth in the Time of Sale Prospectus and the Prospectus under the caption “Summary of Fund Expenses” has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, were reasonable at the time made.

(w)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Fund has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Fund has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends declared and payable after such dates; and (iii)

there has not been any material change in the capital stock, short-term debt or long-term debt of the Fund except, in each case under (i), (ii) and (iii) above, as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(x)    The Fund owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by it; provided that the Fund’s right to use the name “PIMCO” and “Pacific Investment Management Company LLC” or any derivation thereof, or any logo associated with those names, is limited as set forth in Section 11 of the Investment Management Agreement. The Fund does not own any intellectual property concerning such names. The Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Fund Material Adverse Effect.

(y)    (i) The Fund has complied and is presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Fund of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”) except where the failure to comply (x) would not have a material adverse effect on the Fund’s performance of this Agreement or the consummation of any of the transactions contemplated or (y) would not have a Fund Material Adverse Effect; (ii) the Fund has not received any written notification of or written complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Fund, threatened alleging non-compliance with any Data Security Obligation.

(z)    The Fund has taken all technical and organizational measures reasonably believed by the Fund to be adequate to protect the information technology systems and Data used in connection with the operation of the Fund’s businesses. Without limiting the foregoing, the Fund has used reasonable efforts to establish and maintain, and has established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Fund’s business (“Breach”). There has been no material Breach, and the Fund has not been notified of and has no knowledge of any event or condition that would reasonably be expected to result in, any material Breach.

(aa)    The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the date of the Fund’s most recent audited financial statements included or incorporated by reference in the Prospectus, there has been (i) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting. The Fund maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act) and such disclosure controls and procedures are effective as required by the Investment Company Act and the applicable Rules and Regulations.

(bb)    Neither the Fund nor, to the Fund’s knowledge, any employee or agent of the Fund, has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention is of a character required to be disclosed in the Time of Sale Prospectus, the Prospectus or the Registration Statement, and which has not been so disclosed.

(cc)    American Stock Transfer & Trust Company, LLC has a Fast Automated Transfer Program (FAST) account with The Depository Trust Company (“DTC”).

(dd)    The Fund does not own any real property and the Fund does not hold under lease any real property or buildings.

(ee)    Neither the Fund nor any trustee who is an “interested person” (as defined in the Investment Company Act) of the Fund (an “Interested Trustee”) or officer of the Fund, nor, to the Fund’s knowledge, any of its employees, agents or representatives, or any trustee who is not an “interested person” (as defined in the Investment Company Act) of the Fund (an “Independent Trustee”), has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of anything of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; the Fund has policies and procedures reasonably designed to comply with applicable anti-corruption laws including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and will continue to maintain these policies and procedures reasonably designed to comply with such laws. The Fund will not use, directly or knowingly indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws, including, without limitation, the FCPA.

(ff)    To the extent required by applicable law, the Fund has policies and procedures reasonably designed to comply with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Fund conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to any applicable Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(gg)    Neither the Fund nor any Interested Trustee or officer of the Fund, nor, to the Fund’s knowledge, any employee, or agent of the Fund, or any Independent Trustee, is the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (collectively, “Sanctions”) or located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria); and the Fund will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities or business of any person in violation of Sanctions or in any other manner that will result in violation of Sanctions.

(hh)    The Fund represents and covenants that, to the best of its knowledge, for the past 5 years it has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, in violation of Sanctions.

(ii)    The Fund has not engaged in any Testing-the-Waters Communication with any person and has not authorized anyone to engage in Testing-the-Waters Communications on their behalf. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

2.    Representations and Warranties with Respect to PIMCO. PIMCO represents and warrants to and agrees with each of the Underwriters on behalf of itself that:

(a)    PIMCO has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full limited liability company power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing as a foreign limited liability company in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (x) would not have a material adverse effect on PIMCO’s ability to provide services to the Fund, perform its obligations under this Agreement or consummate of any of the transactions contemplated hereby or (y) would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, operations or properties of PIMCO, whether or not arising from transactions in the ordinary course of business (“Investment Adviser Material Adverse Effect”).

(b)    PIMCO is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting as an investment adviser to the Fund under the Investment Management Agreement as contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and, to PIMCO’s knowledge, no order of suspension or revocation of such Advisers Act registration has been issued or proceedings therefor initiated or threatened by the Commission.

(c)    Each of this Agreement and the Investment Management Agreement are referred to herein as an “Adviser Agreement” and together, the “Adviser Agreements” and has been duly authorized, executed and delivered by PIMCO and complies in all material respects with all applicable provisions of the Investment Company Act, the Advisers Act and the applicable rules and regulations thereunder. Assuming due authorization, execution and delivery by the other parties thereto, each Adviser Agreement constitutes the legal, valid and binding agreement of PIMCO enforceable against PIMCO in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity thereunder may be limited by federal or state securities laws.

(d)    The execution and delivery by PIMCO of, and the performance by PIMCO of its obligations under the Adviser Agreements to which it is a party, will not contravene any provision of (i) applicable law, (ii) the governing documents of PIMCO, (iii) any agreement or other instrument binding upon PIMCO that is material to PIMCO, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over PIMCO, whether foreign or domestic, except in the case of (i), (iii) and (iv) above where such contravention (x) would not have a material adverse effect on PIMCO’s ability to provide services to the Fund, to consummate the transactions herein contemplated or to perform its obligations under this Agreement or (y) would not have an Investment Adviser Material Adverse Effect. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by PIMCO of its obligations under the Adviser Agreements to which it is a party, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, the applicable rules and regulations of FINRA or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares, and except where the failure to obtain such consent, approval, authorization, order, permit or qualification (x) would not have a material adverse effect on PIMCO’s ability to provide services to the Fund, to consummate the transactions herein contemplated or to perform its obligations under this Agreement or (y) would not have an Investment Adviser Material Adverse Effect.

(e)    There are no legal or governmental proceedings pending or threatened to which PIMCO is a party or to which any of the properties of PIMCO is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not have an Investment Adviser Material Adverse Effect or a material adverse effect on the power or ability of PIMCO to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(f)    PIMCO has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not have an Investment Adviser Material Adverse Effect or a Fund Material Adverse Effect.

(g)    PIMCO has the financial resources available to it necessary for the performance of its services and obligations as contemplated in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and by the Adviser Agreements to which it is a party.

(h)    The Investment Management Agreement is in full force and effect and neither the Fund nor PIMCO is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default under each such agreement, in each case except to the extent that that any such default (x) would not have a material adverse effect on PIMCO’s ability to provide services to the Fund, to consummate the transactions herein contemplated or to perform its obligations under this Agreement or (y) would not have an Investment Adviser Material Adverse Effect.

(i)    All information furnished by PIMCO for use in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, including, without limitation, the description of PIMCO, does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (with respect to the Time of Sale Prospectus, in light of the circumstances under which they were made) not misleading.

(j)    (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of PIMCO from that set forth in the Time of Sale Prospectus, and (ii) there have been no transactions entered into by PIMCO which are material to PIMCO other than those in the ordinary course of its business or as described in the Time of Sale Prospectus, except to the extent that that any such transaction (x) would not have a material adverse effect on PIMCO’s ability to provide services to the Fund, to consummate the transactions herein contemplated or to perform its obligations under this Agreement or (y) would not have an Investment Adviser Material Adverse Effect.

(k)    Neither PIMCO nor any director or officer of PIMCO, nor, to PIMCO’s knowledge, any of PIMCO’s subsidiaries, employees, agents or representatives, have taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of anything of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; PIMCO has policies and procedures reasonably designed to comply with applicable anti- corruption laws including, without limitation, the FCPA, and will continue to maintain these policies and procedures reasonably designed to comply with such laws. PIMCO will not use, directly or knowingly indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws, including, without limitation, the FCPA.

(l)    To the extent required by applicable law, PIMCO and its subsidiaries have policies and procedures reasonably designed to comply with all applicable Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving PIMCO or any of its subsidiaries with respect to any applicable Money Laundering Laws is pending or, to the knowledge of PIMCO, threatened.

(m)    Neither PIMCO nor any director or officer of PIMCO nor, to PIMCO’s knowledge, any of PIMCO’s subsidiaries, employees, agents or representatives, is the subject of any Sanctions, or located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria); and PIMCO will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities or business of any person in violation of Sanctions, or in any other manner that would result in a violation of Sanctions.

(n)    PIMCO represents and covenants that, to the best of its knowledge, for the past 5 years it has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, in violation of Sanctions.

3.    Agreements to Sell and Purchase; Underwriting Commission. The Fund hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Fund the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $24.69 a Share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Fund agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 562,500 Additional Shares at the Purchase Price, less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Firm Shares but not payable on the Additional Shares. The Representative may exercise its right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional Shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

In consideration for each Underwriter’s agreement to purchase Shares from the Fund in accordance with the terms of this Agreement, PIMCO hereby agrees to pay, to each Underwriter, a commission of $0.86415 per Firm Share and Additional Share (the “Underwriting Commission”) purchased by such Underwriter. Payment of the aggregate Underwriting Commission with respect to the Firm Shares shall be made to the Representative, for the respective accounts of the Underwriters, in Federal or other funds immediately available in New York City at the Closing Date (as defined below). Payment of the aggregate Underwriting Commission with respect to any Additional Shares purchased pursuant to the terms of this Agreement shall be made to the Representative, for the respective accounts of the Underwriters, in Federal or other funds immediately available in New York City on the relevant Option Closing Date.

The Fund hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares. The agreements contained in this paragraph shall not apply to (i) the Shares to be sold hereunder or any Common Shares issued pursuant to the Plan; (ii) the filing of any registration statement in connection with the Fund’s shelf registration statement or the Fund’s “at-the-market” offering program (the “ATM Program”); or (iii) the offer and sale of Common Shares pursuant to the ATM Program following the 45th day after the date of the Prospectus; provided that, on the date of such sale, the volume weighted average price per Common Share over the prior 10 trading days is no less than the price to the public set forth on Schedule III hereto.

PIMCO will institute, and use its commercially reasonable best efforts to enforce, trading restrictions through its personal securities trading preclearance system to restrict the Fund’s trustees and PIMCO’s executive officers (collectively, the “Restricted Group”) from selling or otherwise disposing of Common Shares during the period commencing on the date hereof and ending 60 days after the date of the final prospectus supplement relating to the public offering of the Shares (the “Restricted Period”) unless the Representative provides its prior written consent on behalf of the Underwriters. The foregoing sentence shall not apply to (i) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the public offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions, (ii) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift, (iii) distributions of Common Shares or any security convertible into Common Shares to limited partners or stockholders of the Restricted Group, provided that in the case of any transfer or distribution pursuant to clause (ii) or (iii), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the Restricted Period, or (iv) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Fund pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (A) such plan does not provide for the transfer of Common Shares during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Restricted Group or the Fund regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period.

4.    Terms of Public Offering. The Fund and PIMCO are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Fund and PIMCO are further advised by you that the Shares are to be offered to the public initially at a price per share equal to the Purchase Price, and to certain dealers selected by you at a price that represents a concession not in excess of $0.51849 a Share under the Purchase Price.

5.    Payment and Delivery. Payment for the Firm Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on October 8, 2020, or at such other time on the same or such other date, not later than October 16, 2020 as shall be designated in writing by the Representative on behalf of the Underwriters. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than November 13, 2020 as shall be designated in writing by the Representative on behalf of the Underwriters.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you through the facilities of DTC on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.    Conditions to the Underwriters’ Obligations.

The several obligations of the Underwriters are subject to the following conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date (1) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending or, to the knowledge of the Fund or PIMCO, threatened by the Commission and (2) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Fund or PIMCO, whether or not arising from transactions in the ordinary course of business, from that set forth in the Time of Sale Prospectus and the effect of which is, in the sole judgment of the Representative, so material and adverse and that makes it, in the Representative’s judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, of an authorized officer of each of the Fund and PIMCO, to the effect that (i) no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are, as of the Closing Date, pending before or, to the knowledge of the Fund or PIMCO, threatened by the Commission, (ii) the representations and warranties of the Fund and PIMCO contained in this Agreement (taking into account all materiality qualifiers and other qualifications contained therein) are true and correct as of the Closing Date and (iii) each of the Fund and PIMCO has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. Each officer signing and delivering such a certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    Each of PIMCO and the Fund shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.

(d)    The Underwriters shall have received on the Closing Date the opinions and the negative assurance letter of Ropes & Gray LLP, counsel for the Fund and PIMCO, dated the Closing Date, substantially in the form of Schedules IV, V and VI hereto, or in such other form as is acceptable to Davis Polk & Wardwell LLP, counsel for the Underwriters.

The opinions described in Sections 6(d) above shall be rendered to the Underwriters at the request of the Fund and shall so state therein.

(e)    The Underwriters shall have received on the Closing Date the favorable opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

(f)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)    The “lock-up” agreements, each substantially in the form of Schedule VII hereto, between the Underwriters and the officers of the Fund delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the closing date.

(h)    All filings, applications and proceedings taken by the Fund and PIMCO in connection with the organization and registration of the Fund and the Shares under the Acts and the applicable Rules and Regulations shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

(i)    No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Fund’s standing as a registered investment company under the Investment Company Act or the standing of PIMCO as a registered investment adviser under the Advisers Act.

(j)    The Shares shall have been duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance thereof.

(k)    The aggregate Underwriting Commission with respect to the Firm Shares shall be paid in accordance with the terms set forth in Section 3.

The several obligations of the Underwriters to purchase Additional Shares hereunder on an Option Closing Date are subject to the payment of the aggregate Underwriting Commission with respect to the Additional Shares to be purchased on such Option Closing Date in accordance with the terms set forth in Section 3, the delivery to you on such Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Fund and PIMCO, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, and officers’ certificates and opinions of Ropes & Gray LLP and Davis Polk & Wardwell LLP and a “comfort letter” to the effect set forth above, except that such certificates and opinions shall be dated as of such Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.

7.    Covenants of the Fund and PIMCO. In further consideration of the agreements of the Underwriters herein contained, the Fund and PIMCO, jointly and severally, covenant and agree with each Underwriter as follows:

(a)    To notify you immediately, and confirm such notice in writing, (i) of the institution of any proceedings pursuant to Section 8(e) of the Investment Company Act and (ii) of the happening of any event during the period mentioned in Section 7(i) below which in the judgment of the Fund makes any statement in the Registration Statement, the Time of Sale Prospectus, any free writing prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Time of Sale Prospectus, any free writing prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or an order pursuant to Section 8(e) of the Investment Company Act, the Fund will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(b)    To furnish to you at your request, without charge, during the period mentioned in Section 7(f) below, as many copies of the Time of Sale Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424 under the Securities Act any prospectus required to be filed pursuant to such Rule; provided that the provisions in this Section 7(c) shall not apply to any amendments or supplements to the Base Prospectus relating to the offering of Common Shares through the ATM Program.

(d)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Fund and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e)    Not to take any action that would result in an Underwriter or the Fund being required to file with the Commission pursuant to Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply in all material respects with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply in all material respects with applicable law.

(g)    The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale Prospectus and the Prospectus.

(h)    The Fund and PIMCO will not take any action designed to cause or result in the manipulation of the price of any security of the Fund to facilitate the sale of Shares in violation of the Acts or the Exchange Act and the applicable Rules and Regulations, or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(i)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, after consultation with counsel for the Fund, it is necessary to amend or supplement the Prospectus to comply in all material respects with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Fund) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply in all material respects with applicable law.

(j)    To use its best efforts to maintain the Fund’s qualification as a regulated investment company under Subchapter M of the Code.

(k)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign business trust or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(l)    To make generally available to the Fund’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months covering the first full fiscal year of the Fund occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations, including Rule 158, of the Commission thereunder.

(m)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Fund and PIMCO under this Agreement, including: (i) the fees, disbursements and expenses of the Fund’s counsel and the Fund’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus Supplement, the Time of Sale Prospectus, the Prospectus, and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Fund and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Fund relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Fund and travel and lodging expenses of the representatives and officers of the Fund and any such consultants (it being understood that all costs and expenses incurred as contemplated by this clause (viii) shall be so incurred at the sole discretion of the Fund and PIMCO), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Fund hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The Fund and PIMCO may otherwise agree among themselves as to the payment or reimbursement of the foregoing expenses.

(n)    The Fund will not declare or pay any dividend or other distribution on any of the Common Shares unless a holder of such Common Shares that was not a holder of record until the close of business on October 8, 2020 would be entitled to receive the full amount thereof.

8.    Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Fund not to take any action that would result in the Fund being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Fund thereunder, but for the action of the Underwriter.

9.    Indemnity and Contribution. (a) Each of the Fund and PIMCO, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each selling agent of any Underwriter and each director, officer or affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Fund information that the Fund has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(b) under the Securities Act (a “roadshow”), the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission consisting of the Underwriter Information.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Fund and PIMCO, and each of their respective trustees or directors (as the case may be), and each officer of the Fund who signs the Registration Statement and each person, if any, who controls the Fund or PIMCO within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Fund or PIMCO within the meaning of Rule 405 under the Securities Act, to the same extent as the foregoing indemnity from the Fund and PIMCO to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Fund or PIMCO in writing by such Underwriter through you expressly for use in the Registration Statement, the Preliminary Prospectus Supplement, the Time of Sale Prospectus, any free writing prospectus or Prospectus, any roadshow, or any amendment or supplement thereto; it being understood that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figures in the third paragraph under the caption “Underwriting,” the information relating to stabilizing transactions contained in the ninth paragraph under the caption “Underwriting,” the information regarding internet distribution appearing in the eleventh paragraph under the caption “Underwriting” and the information relating to the principal business addresses of the Underwriters contained in the fourteenth paragraph under the caption “Underwriting” (such information, the “Underwriter Information”).

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, all persons who are selling agents of any Underwriter or all persons who are directors, officers and affiliates of any Underwriters within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Fund, its trustees, its officers who sign the Registration Statement and each person, if any, who controls the Fund within the meaning of either such Section or who are affiliates of the Fund within the meaning of Rule 405 under the Securities Act, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for PIMCO, its directors or trustees, as the case may be, and each person, if any, who controls PIMCO within the meaning of either such Section or who are affiliates of PIMCO within the meaning of Rule 405 under the Securities Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons, selling agents, directors, officers and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Fund, and such trustees, officers and control persons of the Fund, such firm shall be designated in writing by the Fund. In the case of any such separate firm for PIMCO, and such trustees, directors and control persons of PIMCO, such firm shall be designated in writing by PIMCO. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and PIMCO on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by Section 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 9(d)(i) above but also the relative fault of the Fund and PIMCO on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Fund and PIMCO on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Purchase Price of the Shares. The relative fault of the Fund and PIMCO on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or PIMCO or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. PIMCO agrees to pay any amounts that are payable by the Fund pursuant to this paragraph to the extent that the Fund fails to make all contributions required to be made by the Fund pursuant to this Section 9.

(e)    The Fund, PIMCO and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Fund and PIMCO contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any selling agent of any Underwriter or any director, officer and affiliate of any Underwriter or by or on behalf of PIMCO, its officers or directors or any person controlling PIMCO or by or on behalf of the Fund, its officers or directors or any person controlling the Fund and (iii) acceptance of and payment for any of the Shares.

(g)    Notwithstanding any other provision of this Section 9, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

10.    Termination. The Underwriters may terminate this Agreement by notice given by you to the Fund, if after the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Fund shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Fund for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Fund or PIMCO. In any such case either you or the Fund shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Fund or PIMCO to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Fund or PIMCO shall be unable to perform its obligations under this Agreement, the Fund and PIMCO, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket accountable expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Fund, PIMCO and the Underwriters with respect to the preparation of the Preliminary Prospectus Supplement, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)    The Fund and PIMCO acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents or representatives of, and owe no fiduciary duties to, the Fund, PIMCO or any other person, (ii) the Underwriters owe the Fund and PIMCO only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Fund and PIMCO. The Fund and PIMCO waive to the full extent permitted by applicable law any claims any of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.    Counterparts. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, each of which shall be an original instrument and all of which taken together shall constitute one and the same Agreement. Delivery of a signed counterpart of this Agreement by e-mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or facsimile transmission shall constitute valid and sufficient delivery thereof.

15.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.    Waiver of Jury Trial. Each of the Fund, PIMCO and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.    Disclaimer of Liability of Trustees and Beneficiaries. A copy of the Declaration is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Fund by an officer or Trustee of the Fund in his or her capacity as an officer or Trustee of the Fund and not individually and that the obligations under or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

19.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of: (i) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, (ii) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate and (iii) RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281; and if to the Fund or PIMCO, shall be delivered, mailed or sent to 650 Newport Center Drive, Newport Beach, California 92660.

[Signature Pages Follow]

Very truly yours,

PIMCO Dynamic Income Fund

By:
Name:
Title:

Pacific Investment Management Company LLC

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Acting severally on behalf of itself and the several

    Underwriters named in Schedule I hereto

Morgan Stanley & Co. LLC

By:
Name:
Title:

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SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	1,875,000
UBS Securities LLC	1,125,000
RBC Capital Markets, LLC	375,000
Janney Montgomery Scott LLC	187,500
JonesTrading Institutional Services LLC	93,750
Wedbush Securities Inc.	75,000
Loop Capital Markets LLC	9,375
AmeriVet Securities, Inc.	9,375

Total:	3,750,000

I-1

SCHEDULE II

1.	Roadshow Investment Presentation dated October 5, 2020

II-1

SCHEDULE III

Pricing Information

1.	Price per Share to the Public: $24.69

2.	Number of Shares Sold: 3,750,000

3.	Number of Additional Shares: 562,500

III-1

SCHEDULE IV

[Form of Opinion of Ropes & Gray LLP Regarding the Fund]

[To be updated separately.]

IV-1

SCHEDULE V

[Form of Opinion of Ropes & Gray LLP Regarding PIMCO]

[To be updated separately.]

V-1

SCHEDULE VI

[Form of Negative Assurance Letter of Ropes & Gray LLP]

[To be updated separately.]

VI-1

SCHEDULE VII

Form of Lock-Up Agreement

[●], 2020

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with PIMCO Dynamic Income Fund, a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts (commonly referred to as a Massachusetts business trust) (the “Fund”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representative (the “Underwriters”), of 3,750,000 shares (the “Shares”) of the common shares, par value $0.00001 per share, of the Fund (the “Common Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus supplement (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions or (b) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift, (c) distributions of Common Shares or any security convertible into Common Shares to limited partners or stockholders of the

VII-1

undersigned, provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the Restricted Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that such plan does not provide for the transfer of Common Shares during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Fund. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Fund’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Fund and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Fund and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Immediately Follows]

VII-2

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Very truly yours,

[Name] Address: c/o Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, California 92660

VII-3